Exhibit 99

Granite City Food & Brewery Ltd. Improves Restaurant-Level EBITDA Margin to 16.4% for Second Quarter 2009

Year-to-Date Margin Improvement Represents a $1.8 Million Increase in Restaurant-Level EBITDA

MINNEAPOLIS August 10, 2009 — Granite City Food & Brewery Ltd. (Nasdaq: GCFB ), a Modern American upscale casual restaurant chain, today reported results for the second quarter ended June 30, 2009.

Highlights for the second quarter of 2009 were as follows:

•      Restaurant-level EBITDA improves to 16.4% from 12.1% in prior year second quarter

•      Restaurant-level EBITDA for comp stores increases to 18.5% from 14.5% in prior year second quarter

•      Prime cost (food, beverage, labor) decreases 5.1 percentage points from 67.3% in prior year quarter to 62.2% in second quarter 2009

•      Same-store-sales down 13.2% from prior year second quarter

•      Adjusted company-wide EBITDA improves $1.5 million from $0.3 million in second quarter 2008 to $1.8 million in second quarter 2009.  Corporate charges decrease $0.4 million in second quarter 2009 compared to second quarter 2008

Second Quarter 2009 Financial Results

For all the restaurants, the restaurant-level EBITDA margin was 16.4% for the second quarter of 2009 compared to 12.1% in the second quarter of 2008.  This represents an increase of 4.3 percentage points in restaurant-level EBITDA.

“I am very pleased with our operating performance in what has been a challenging environment,” commented Granite City’s CEO, Steve Wagenheim. “We are hopeful that some recent increases in traffic continue and are a reflection of our lower price point during the past several months.  Our consistency of operations has never been better.  I am extremely proud of our dedicated employees for improving our adjusted EBITDA on a year over year basis during the quarter when revenues were down.  While we are pleased with the operating performance, we still have the challenge of restructuring our balance sheet.  We continue to work with our lessors in an effort to restructure our debt and leases.  We believe a successful restructure will help us avoid curtailing or reducing the scale of our operations.  Our cash balance of $1.9 million at the end of the second quarter was generated by making fewer lease payments during negotiations.  Although this is a short-term strategy, we are hopeful that we will negotiate acceptable terms with our lessors, thereby strengthening our balance sheet and improving our monthly cashflow.”

Total revenue for the second quarter 2009 decreased by 11.9% to $22.1 million compared to $25.1 million for the second quarter of 2008.

Total cost of sales was $18.5 million in the second quarter or 83.6% of sales compared to prior year second quarter cost of sales of $22.1 million or 87.9% of sales. The improvement in the second quarter compared to the prior year quarter was due to several factors including our renegotiated food and food distribution costs, sizing and scheduling our staff to standardized sales-per-labor-hour levels, and a continued strong focus in managing strategy.

General and administrative expenses were $2.4 million or 11.0% of sales for the second quarter of 2009 compared to $2.8 million or 11.1% of sales for the second quarter of 2008.  The company incurred approximately $479,000 in restructuring costs and legal costs related to restructuring during the second quarter of 2009.  Excluding these costs, general and administrative costs would have been $2.0 million or 8.8% of revenue.

The net loss for the second quarter of 2009 was $2.5 million or $(0.16) per share compared to a net loss of $3.3 million or $(0.20) per share in the second quarter of 2008.

Year-to-Date Financial Results

Total revenue for the first half of 2009 decreased by 11.4% to $43.5 million compared to $49.1 million for the first half of 2008.

For all the restaurants, the restaurant-level EBITDA margin was 15.9% for the first half of 2009 compared to 10.3% in first half of 2008.  This represents an increase of 5.6 percentage points in restaurant-level EBITDA.

Total cost of sales was $36.6 million in the first half or 84.1% of sales compared to prior year first half cost of sales of $44.0 million or 89.7% of sales.

General and administrative expenses were $4.5 million or 10.3% of sales for the first half of 2009 compared to $5.5 million or 11.1% of sales for the first half of 2008.  The company incurred $501,000 in restructuring costs and legal costs related to restructuring during first half of 2009.  Excluding these costs, general and administrative costs would have been $4.0 million or 9.2% of revenue.

The net loss for the first half of 2009 was $5.3 million or $(0.32) per share compared to a net loss of $7.6 million or $(0.47) per share in the first half of 2008.

Investor Conference Call and Webcast

A conference call to review the results of the second quarter of 2009 will be held on Tuesday, August 11, 2009 at 10:00 a.m. Central Time and may be accessed by calling 866-237-3252 and referencing code 898369.  An archive of the presentation will be available for 30 days following the call.

About Granite City

Granite City Food & Brewery Ltd. is a Modern American upscale casual restaurant chain that operates 26 restaurants in 11 states.  The menu features affordable yet high quality family favorite menu items prepared from made-from-scratch recipes and served in generous portions.  The sophisticated yet unpretentious restaurants, proprietary food and beverage products, attractive price points and high service standards combine for a great dining experience.  Granite City opened its first restaurant in St. Cloud, Minnesota in 1999.

Forward-Looking Statements, Non-GAAP Financial Measurements, and Comparable Restaurant Data

Certain statements made in this press release of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, the ability to obtain financing for, and complete construction of, additional restaurants at acceptable costs, and the risks and uncertainties described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2009.  Further, if recent national declines in spending in the polished casual dining sector and in our store revenues continue to decline, we will need to increase liquidity for our operations through additional debt or equity capital and by structuring debt to lessors under capital leases and other credit facilities.  If we are not successful in these efforts, we may be required to cease operations at some or all of our locations.

Additionally, this press release contains certain non-GAAP financial measures, including references to prime costs, restaurant-level EBITDA and adjusted company-wide EBITDA. Prime costs are the sum of the cost of food, beverage and labor.  We use prime costs to track the components in cost of sales which are directly variable with sales, and we use prime costs as a percentage of revenue as an internal measurement of restaurant-level operating performance.  As compared to the nearest GAAP measurement for our company, restaurant-level EBITDA represents net loss with the add-back of net interest expense, income tax expense, depreciation and amortization, general and administrative expenses, pre-opening costs and exit or disposal costs. Alternatively, restaurant-level EBITDA can be calculated as restaurant revenue less all restaurant-level cost of sales, excluding depreciation and amortization. We use restaurant-level EBITDA and restaurant-level EBITDA as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level EBITDA as we define it may not be comparable to similar measurements used by other companies and are not measures of performance or liquidity presented in accordance with GAAP.  We believe that restaurant-level EBITDA is an important component of our financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  We use restaurant-level EBITDA as a means of evaluating our restaurants’ financial performance compared with our competitors. As compared to the nearest GAAP measurement for our company, adjusted company-wide EBITDA represents operating loss with the add-back of pre-opening expenses, depreciation and amortization, and exit or disposal costs (Rogers & Troy), non-cash rent and restructure costs. We use adjusted company-wide EBITDA as a way to measure our overall internal operational performance without store openings and/or closings and as a means of evaluating our restaurants’ financial performance compared with our competitors.  These non-GAAP measurements should not be used as substitutes for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. A schedule of prime costs as a percentage of revenue for the first quarters of 2009 and 2008, and reconciliations of restaurant-level EBITDA and adjusted company-wide EBITDA to net loss for the first quarters of 2009 and 2008 are provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that have been open for 18 months or more, and our new restaurants which are those restaurants that have been open for 18 months or less.  The contributions of these groups of restaurants to company-wide performance are set forth herein.

Contacts:	Steven J. Wagenheim	James G. Gilbertson
	President and Chief Executive Officer	Chief Financial Officer
	(952) 215-0678	(952) 215-0676

GRANITE CITY FOOD & BREWERY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 30,	June 24,	June 30,	June 24,
	2009	2008	2009	2008

Restaurant revenues	$22,101,365	$25,098,840	$43,526,066	$49,118,323

Cost of sales:
Food, beverage and retail	6,055,751	7,601,147	11,882,004	15,125,213
Labor	7,694,891	9,298,114	15,226,533	18,650,135
Direct restaurant operating	3,164,136	3,537,693	6,357,890	7,095,520
Occupancy	1,571,315	1,618,071	3,143,515	3,164,972
Total cost of sales	18,486,093	22,055,025	36,609,942	44,035,840

Pre-opening	18,333	246,702	211,262	830,074
General and administrative	2,430,751	2,780,374	4,495,067	5,471,343
Depreciation and amortization	1,728,140	1,613,412	3,434,717	3,175,057
Exit or disposal activities	173,460	—	601,540	—
Other	41,307	15,606	50,408	51,371

Operating loss	(776,719)	(1,612,279)	(1,876,870)	(4,445,362)

Interest:
Income	110	10,038	1,608	25,246
Expense	(1,751,482)	(1,651,126)	(3,382,440)	(3,139,953)
Net interest expense	(1,751,372)	(1,641,088)	(3,380,832)	(3,114,707)

Net loss	$(2,528,091)	$(3,253,367)	$(5,257,702)	$(7,560,069)

Loss per common share, basic	$(0.16)	$(0.20)	$(0.32)	$(0.47)

Weighted average shares outstanding, basic	16,197,849	16,197,849	16,197,849	16,190,066

Selected Balance Sheet Information

	June 30,	December 30,
	2009	2008
Cash	$1,934,999	$2,652,411
Current assets including cash	$3,610,977	$3,899,222
Total assets	$81,780,304	$82,110,665
Current liabilities	$13,179,603	$11,708,886
Total liabilities	$84,404,159	$79,634,099
Shareholders’ (deficit) equity	$(2,623,855)	$2,476,566

Non-GAAP Reconciliations Q2 2009 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$17,099,752	100%	$5,001,613	100%	$22,101,365	100%

Cost of sales:
Food, beverage and retail	4,666,629	27.3%	1,389,122	27.8%	6,055,751	27.4%
Labor	5,793,464	33.9%	1,901,427	38.0%	7,694,891	34.8%
Direct Restaurant Operating Expenses	2,399,489	14.0%	764,647	15.3%	3,164,136	14.3%
Occupancy	1,073,082	6.3%	498,233	10.0%	1,571,315	7.1%
Total cost of sales	13,932,664	81.5%	4,553,429	91.0%	18,486,093	83.6%

Restaurant-level EBITDA*	$3,167,088	18.5%	$448,184	9.0%	$3,615,272	16.4%

Pre-opening					18,333	0.1%
General and administrative					2,430,751	11.0%

Company-wide EBITDA					1,166,188

Depreciation and amortization					1,728,140
Exit or disposal activities, other					214,767

Operating Loss					(776,719)

Interest:
Income					110
Expense					(1,751,482)
Net interest expense					(1,751,372)

Net loss as reported under GAAP					$(2,528,091)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q2 2008 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$15,648,772	100%	$9,450,068	100%	$25,098,840	100%

Cost of sales:
Food, beverage and retail	4,611,692	29.5%	2,989,455	31.6%	7,601,147	30.3%
Labor	5,554,218	35.5%	3,743,896	39.6%	9,298,114	37.0%
Direct Restaurant Operating Expenses	2,246,975	14.4%	1,290,718	13.7%	3,537,693	14.1%
Occupancy	964,159	6.2%	653,912	6.9%	1,618,071	6.4%
Total cost of sales	13,377,044	85.5%	8,677,981	91.8%	22,055,025	87.9%

Restaurant-level EBITDA*	$2,271,728	14.5%	$772,087	8.2%	$3,043,815	12.1%

Pre-opening					246,702	1.0%
General and administrative					2,780,374	11.1%

Company-wide EBITDA					16,739

Depreciation and amortization					1,613,412
Exit or disposal activities, other					15,606

Operating Loss					(1,612,279)

Interest:
Income					10,038
Expense					(1,651,126)
Net interest expense					(1,641,088)

Net loss as reported under GAAP					$(3,253,367)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations First Half 2009 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$33,043,914	100%	$10,482,152	100%	$43,526,066	100%

Cost of sales:
Food, beverage and retail	8,966,890	27.1%	2,915,114	27.8%	11,882,004	27.3%
Labor	11,204,791	33.9%	4,021,742	38.4%	15,226,533	35.0%
Direct Restaurant Operating Expenses	4,742,264	14.4%	1,615,626	15.4%	6,357,890	14.6%
Occupancy	2,135,853	6.5%	1,007,662	9.6%	3,143,515	7.2%
Total cost of sales	27,049,798	81.9%	9,560,144	91.2%	36,609,942	84.1%

Restaurant-level EBITDA*	$5,994,116	18.1%	$922,008	8.8%	$6,916,124	15.9%

Pre-opening					211,262	0.5%
General and administrative					4,495,067	10.3%

Company-wide EBITDA*					2,209,795

Depreciation and amortization					3,434,717
Exit or disposal activities, other					651,948

Operating Loss					(1,876,870)

Interest:
Income					1,608
Expense					(3,382,440)
Net interest expense					(3,380,832)

Net loss as reported under GAAP					$(5,257,702)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations First Half 2008 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$29,103,667	100%	$20,014,656	100%	$49,118,323	100%

Cost of sales:
Food, beverage and retail	8,686,676	29.8%	6,438,537	32.2%	15,125,213	30.8%
Labor	10,379,227	35.7%	8,270,908	41.3%	18,650,135	38.0%
Direct operating expense	4,305,811	14.8%	2,789,709	13.9%	7,095,520	14.4%
Occupancy	1,792,930	6.2%	1,372,042	6.9%	3,164,972	6.4%
Total cost of sales	25,164,644	86.5%	18,871,196	94.3%	44,035,840	89.7%

Restaurant-level EBITDA*	$3,939,023	13.5%	$1,143,460	5.7%	$5,082,483	10.3%

Pre-opening					830,074	1.7%
General and administrative					5,471,343	11.1%

Company-wide EBITDA*					(1,218,934)

Depreciation and amortization					3,175,057
Exit or disposal activities, other					51,371

Operating Loss					(4,445,362)

Interest:
Income					25,246
Expense					(3,139,953)
Net interest expense					(3,114,707)

Net loss as reported under GAAP					$(7,560,069)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Adjusted Company-Wide EBITDA

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 30,	June 24,	June 30,	June 24,
	2009	2008	2009	2008

Operating loss	$(776,719)	$(1,612,279)	$(1,876,870)	$(4,445,362)
Add:
Pre-opening	18,333	246,702	211,262	830,074
Depreciation and amortization	1,728,140	1,613,412	3,434,717	3,175,057
Exit or disposal activities	173,460	—	601,540	—
Non-cash rent expense	220,128	64,624	294,241	128,513
Restructure costs	478,607	—	500,957
Adjusted company-wide EBITDA*	$1,841,949	$312,459	$3,165,847	$(311,718)

Selected Results

	Thirteen Weeks Ended		Thirteen Weeks Ended
	June 30,	June 24,	June 30,	June 24,
	2009	2008	2009	2008
Costs as a percentage of revenue
Food, beverage and retail	27.4%	30.3%	27.3%	30.8%
Labor	34.8	37.0	35.0	38.0
Total prime costs*	62.2%	67.3%	62.3%	68.8%

 *See accompanying disclosure regarding use of non-GAAP financial measures.